The RBB Fund, Inc.

77 Q (1)  - Exhibits
Copies of any new or amended Registrant investment advisory contracts:

Amendment No. 1 to the Investment Advisory Agreement (n/i
Numeric Growth Fund) between the Registrant and Numeric
Investors LLC was previously filed with the SEC on August
19, 2005 (Accession No. 0000935069-05-002216).

Amendment No. 1 to the Investment Advisory Agreement (n/i
Numeric Small Cap Value Fund) between the Registrant and
Numeric Investors LLC was previously filed with the SEC on August 19, 2005(Accession No. 0000935069-05-002216).

Amendment No. 2 to the Investment Advisory Agreement (n/i
Numeric Mid Cap Fund) between the Registrant and Numeric
Investors LLC was previously filed with the SEC on August
19, 2005(Accession No. 0000935069-05-002216).

Investment Advisory Agreement between the Registrant and
Weiss, Peck & Greer Investments for the Robeco WPG Core
Bond Fund was filed with the SEC on August 30, 2005
(Accession No. 0000935069-05-002440).

Investment Advisory Agreement between the Registrant and
Weiss, Peck & Greer Investments for the Robeco WPG Large
Cap Growth Fund was filed with the SEC on August 30,
2005(Accession No. 0000935069-05-002440).

Investment Advisory Agreement between the Registrant and
Weiss, Peck & Greer Investments for the Robeco WPG Tudor
Fund was filed with the SEC on August 30, 2005(Accession
No. 0000935069-05-002440).

Investment Advisory Agreement for the Senbanc Fund was filed with the SEC on September 27, 2005 (Accession No.
0000935069-05-002739).